EXHIBIT 10.1

First Amendment

To

Quantum Leap Energy LLC

2024 Equity Incentive Plan

Background

A. Quantum Leap Energy LLC (the “Company”), maintains the Quantum Leap Energy LLC 2024 Equity Incentive Plan (the “Plan”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

B. The Plan was originally effective as of March 7, 2024, the date of the first closing with respect to the Company’s offering of convertible promissory notes with a stated interest rate of 6.0% for the first year and 8.0% thereafter.

C. The Plan currently authorizes the issuance of up to thirty percent (30%) of the Common Equity Deemed Outstanding as of the Effective Date, and the Company’s board of managers has determined that it is in the best interest of the Company and its sole member to amend the Plan to reduce the maximum aggregate number of shares or units of Common Equity that may be issued under the Plan to fifteen percent (15%) of the Common Equity Deemed Outstanding as of the date hereof.

Amendment

1. Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

“4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares or units of Common Equity that may be issued under the Plan shall be fifteen percent (15%) of the Common Equity Deemed Outstanding as of the effective date of the First Amendment to the Plan.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this First Amendment to the Plan as of September    , 2024.

Quantum Leap Energy LLC

By
Name:
Title: